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                                                                    EXHIBIT 10.4

                                 SETTLEMENT AND

                           EXCLUSIVE LICENSE AGREEMENT

                                    FOR DAPD

                                      AMONG

                               SHIRE BIOCHEM INC.

                                       AND

                         SHIRE PHARMACEUTICALS GROUP PLC

                                       AND

                                EMORY UNIVERSITY

                                       AND

                 UNIVERSITY OF GEORGIA RESEARCH FOUNDATION, INC.

                                       AND

                         TRIANGLE PHARMACEUTICALS, INC.

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                                TABLE OF CONTENTS

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
ARTICLE 1. DEFINITIONS............................................................................................2

ARTICLE 2. GRANT OF LICENSE.......................................................................................8

ARTICLE 3. ROYALTIES.............................................................................................10

ARTICLE 4. REPORTS AND ACCOUNTING................................................................................14

ARTICLE 5. PAYMENTS..............................................................................................16

ARTICLE 6. COVENANT NOT TO SUE; SETTLEMENT OF CLAIMS; WITHDRAWAL OF PENDING CLAIMS...............................18

ARTICLE 7. PATENT PROSECUTION....................................................................................25

ARTICLE 8. INFRINGEMENT..........................................................................................26

ARTICLE 9. WARRANTIES; EXCLUSION OF WARRANTIES; AND INDEMNIFICATION..............................................29

ARTICLE 10. CONFIDENTIALITY; PRESS RELEASES, DISCLOSURES AND PUBLIC ANNOUNCEMENTS................................33

ARTICLE 11. TERM AND TERMINATION.................................................................................36

ARTICLE 12. ASSIGNMENT;  NO SEPARATE ACTION; JOINT LIABILITY.....................................................40

ARTICLE 13. REGISTRATION OF LICENSE..............................................................................41

ARTICLE 14. NOTIFICATION AND AUTHORIZATION UNDER DRUG PRICE COMPETITION AND PATENT TERM RESTORATION ACT..........42

ARTICLE 15. MISCELLANEOUS........................................................................................43

ARTICLE 16. SUBSTITUTION OF SUBLICENSEE..........................................................................48

ARTICLE 17. NOTICES..............................................................................................50
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                   SETTLEMENT AND EXCLUSIVE LICENSE AGREEMENT

     THIS SETTLEMENT AND EXCLUSIVE LICENSE AGREEMENT is made and entered into as of this 30th day of August, 2002 ("EFFECTIVE DATE"), by and among SHIRE BIOCHEM INC. ("SHIRE BIOCHEM"), a corporation organized and existing under the laws of Canada and having its principal offices at 275 Armand-Frappier Boulevard, Laval, Quebec H7V 4A7, Canada; SHIRE PHARMACEUTICALS GROUP plc, a corporation organized and existing under the laws of England and Wales, and having its principal place of business in Basingstoke, England ("SHIRE PHARMACEUTICALS GROUP") (SHIRE BIOCHEM and SHIRE PHARMACEUTICALS GROUP hereinafter collectively referred to as "SHIRE"); EMORY UNIVERSITY, a nonprofit corporation organized and existing under the laws of Georgia, USA with offices at 1380 South Oxford Road, N.E., Atlanta, GA 30322, USA ("EMORY"); the UNIVERSITY OF GEORGIA RESEARCH FOUNDATION, INC., a nonprofit corporation organized and existing under the laws of Georgia, USA, with offices at 631 Boyd Graduate Studies Building, Athens, GA 30602-7411, USA ("UGARF") (EMORY and UGARF shall be collectively referred to herein as "UNIVERSITY" and treated herein and referred to collectively herein as a single "Party," except where otherwise specifically indicated by reference to either EMORY or UGARF or both); and TRIANGLE PHARMACEUTICALS, INC., a for-profit corporation organized and existing under the laws of Delaware, USA with principal offices located at 4 University Place, 4611 University Drive, Durham, NC 27707 USA ("TRIANGLE"). In this Agreement, any reference to a "PARTY" shall mean UNIVERSITY, SHIRE or TRIANGLE, as applicable, and any reference to the "PARTIES" shall mean UNIVERSITY, SHIRE and TRIANGLE.

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                                   WITNESSETH

     WHEREAS, SHIRE and its Affiliates own or control certain patents and pending patent applications relating to the development, manufacture, composition and use of the Licensed Compound;

     WHEREAS, UNIVERSITY owns or controls certain patents and pending patent applications relating to the development, manufacture, composition and use of the Licensed Compound and has licensed such patents and patent applications to TRIANGLE pursuant to the License Agreement between EMORY, UGARF and TRIANGLE dated as of March 31, 1996 (as amended);

     WHEREAS, TRIANGLE owns or controls certain patents and pending patent applications relating to the development, manufacture, composition and use of the Licensed Compound;

     WHEREAS, EMORY and UGARF and their respective Affiliates, on one hand, and SHIRE and its Affiliates, on the other hand, are engaged in legal proceedings relating to patent rights concerning the Licensed Compound, and desire to amicably resolve those legal proceedings;

     WHEREAS, in settlement of those legal proceedings, (i) SHIRE and its Affiliates have agreed to grant, and UNIVERSITY to acquire, an exclusive license under the SHIRE Patents to sublicense to TRIANGLE the exclusive right to make, have made, use, import, offer for sale and sell the Licensed Compound and the Licensed Products in the Field of Use in the Licensed Territory, and (ii) TRIANGLE has agreed to make certain royalty payments to SHIRE and its Affiliates, on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, for and in consideration of the mutual covenants and the promises herein contained, the Parties, intending to be legally bound, hereby agree as follows.

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                             ARTICLE 1. DEFINITIONS

     The following terms as used herein shall have the following meaning:

     1.1 "AFFILIATE" shall mean any corporation or non-corporate business entity which controls, is controlled by, or is under common control with another corporation or non-corporate business entity. A corporation or non-corporate business entity shall be regarded as in control of another corporation if it owns, or directly or indirectly controls, at least fifty percent (50%) of the voting stock of the other corporation, or (a) in the absence of the ownership of at least fifty percent (50%) of the voting stock of a corporation, or (b) in the case of a non-corporate business entity, or nonprofit corporation, if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such non-corporate business entity, or non-profit corporation, as applicable.

     1.2 "AGREEMENT" shall mean this Settlement and Exclusive License Agreement, including all exhibits and appendices attached to this Agreement.

     1.3 "AUTHORIZED THIRD PARTY" shall mean a Third Party designated by TRIANGLE to market or co-market Licensed Product(s) and shall not include distributors, wholesalers, pharmacies or pharmacy chains, managed care organizations, group purchasers or others to whom TRIANGLE or such marketer or co-marketer sells Licensed Product(s) as a result of arms-length transactions.

     1.4 "BCH-13520" shall mean the compound described on EXHIBIT C attached hereto.

     1.5 "BCH-13520 AGREEMENT" shall mean that certain settlement and exclusive license agreement between SHIRE, UNIVERSITY and TRIANGLE pursuant to which UNIVERSITY and TRIANGLE grant to SHIRE and its Affiliates a license under their respective rights to

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certain patents and patent applications owned or controlled by UNIVERSITY or
TRIANGLE, dated as of the date hereof.

     1.6   "BCH-13520 PATENTS" shall have the meaning given to that term in
SECTION 1.4 of the BCH-13520 Agreement.

     1.7 "DAPD PATENTS" shall mean all patents and patent applications owned or controlled by UNIVERSITY and/or TRIANGLE as of the Effective Date that contain, whether as of the Effective Date or in the future, claims to the Licensed Compound as a compound, to processes or intermediates for producing the Licensed Compound, to pharmaceutical compositions containing the Licensed Compound as an active ingredient, or to the use of the Licensed Compound for any purpose, and any and all patents and patent applications claiming, deriving or entitled to their priority, directly or indirectly, in whole or in part, from any such patents or patent applications. It is the Parties' intention that EXHIBIT A-2 identify all DAPD Patents; however, the omission of a particular patent or patent application from EXHIBIT A-2 for any reason shall not affect the scope of the definition of "DAPD Patents".

     1.8   "DOLLARS" shall mean United States dollars.

     1.9 "FDA" shall mean the United States Food and Drug Administration or any successor entity.

     1.10 "FIELD OF USE" shall mean the prevention and/or treatment of infections and/or diseases associated with human immunodeficiency virus (HIV) and hepatitis B virus (HBV).

     1.11 "IND" shall mean an Investigational New Drug application or its equivalent.

     1.12 "INDEMNITEES" shall mean (a) in the case of the indemnity set forth in SECTION 9.5(a), SHIRE, its licensees and their respective Affiliates, and each of their respective trustees,

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directors, officers and employees and each of their heirs, successors, executors, administrators and legal representatives; (b) in the case of the indemnity set forth in SECTION 9.5(b), each Party, its Affiliates and licensees and each of their respective trustees, directors, officers and employees, and each of their heirs, successors, executors, administrators, and legal representatives; and (c) in the case of the Indemnitees referenced in
SECTION 9.6, the Parties identified in SECTION 1.12(a) or (b), as applicable.

     1.13 "LICENSED COMPOUND" shall mean beta-Dioxolanyl purines encompassed by the chemical formula and description set forth in EXHIBIT B, but specifically excluding the compound *** as described on EXHIBIT C attached hereto.

     1.14 "LICENSED PRODUCT(S)" shall mean the Licensed Compound or any pharmaceutical product containing the Licensed Compound as the active ingredient, alone or in combination with other active ingredients, within the Field of Use.

     1.15  "LICENSED TERRITORY" shall mean the world.

     1.16  "NDA" shall mean a New Drug Application or its equivalent.

     1.17 "NET SELLING PRICE" of Licensed Products which contain as their active ingredient only the Licensed Compound shall mean the gross selling price paid by a purchaser of such Licensed Product to TRIANGLE, its Sublicensees and Authorized Third Parties or any of their respective Affiliates (each a "SELLER") plus, if applicable, the value of all properties and services received in consideration of a Sale of a Licensed Product, less only (a) discounts, rebates, sales, use, or other similar taxes; (b) transportation and handling charges and allowances; (c) payments

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to state or federal authorities required for patient reimbursement under
Medicaid or similar programs; (d) payments to pharmacy buying managers, purchasing managers or agents of managed care organizations made for the purpose of securing or facilitating Sales to such organizations; and (e) returns which are accepted by the Seller from independent customers in accordance with the Seller's normal practice and for which the Seller gives credit to such purchasers or retroactive price reductions in lieu of returns, whether during the specific royalty period or not. Where a Sale is deemed consummated by a gift, use, or other disposition of Licensed Products, for other than a selling price stated in cash, the term "NET SELLING PRICE" shall mean the average gross selling price billed by the Seller in consideration of the cash Sales of comparable Licensed Products during the then-current royalty period, less only reductions permitted in subsections (a) and (b) above and such other reductions, if any, as SHIRE may agree in writing are appropriate, which agreement will not be unreasonably withheld or delayed.

     1.18 "NET SELLING PRICE" of Licensed Products which contain as their active ingredients both the Licensed Compound and, subject to SECTION 2.3, compounds other than Licensed Compound (a "COMBINATION PRODUCT") shall be negotiated in good faith by the Parties with the intention of agreeing upon a fair and equitable formula; PROVIDED, HOWEVER, THAT if the Parties are unable to agree upon such formula within a reasonable period of time, the Net Selling Price with respect to such Combination Product shall mean the gross sales price of such Combination Product billed to independent customers, less all the allowances, adjustments, reductions, discounts, taxes, duties, payments, rebates or other charges referred to in SECTION 1.17 multiplied by a fraction, the numerator of which shall be the average invoice price per gram of the Licensed Compound contained in the most comparable stock keeping unit of any product having the Licensed Compound as the sole active ingredient during the applicable royalty period in the

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applicable country of the Licensed Territory, when such comparable product is sold for the same indication as such Combination Product and the denominator of which shall be the average invoice price per gram of the Licensed Compound sold alone as described immediately above plus the average invoice price(s) per gram of the other active ingredient(s) contained in such Combination Product in such country during the applicable royalty period when such active ingredients are sold alone for the same indication as such Combination Product. If there is no average invoice price per gram in a given country for one or more of the active ingredients comprising a Combination Product, the Net Selling Price with respect to such Combination Product shall be deemed to be the gross sales of such Combination Product billed to independent customers, less all the allowances, adjustments, reductions, discounts, taxes, duties, payments, rebates or other charges referred to in SECTION 1.17, times a fraction, the numerator of which is the amount of Licensed Compound in such Combination Product and the denominator of which is the amount of all active ingredients in such Combination Product.

     1.19 "REGISTRATION" shall mean, in relation to any Licensed Product, such approvals by the regulatory authorities in a given country within the Licensed Territory (including pricing approvals) as may be legally required before such Licensed Product may be commercialized or Sold in such country.

     1.20 "SALE" or "SOLD" shall mean the sale, transfer, exchange, or other disposition of Licensed Products, whether by gift or otherwise, subsequent to Registration in a given country (if such Registration is required) by TRIANGLE or any Sublicensee or Authorized Third Party or any of their respective Affiliates. Sales of Licensed Products shall be deemed consummated upon the first to occur of: (a) receipt of payment from the purchaser; (b) delivery of Licensed Products to the purchaser or a common carrier; (c) release of Licensed Products from

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consignment; or (d) if otherwise transferred, exchanged, or disposed of, whether by gift or otherwise, when such transfer, exchange, gift, or other disposition occurs. Notwithstanding the foregoing definition of "SALE" or "SOLD," to the extent TRIANGLE, its Sublicensee or Authorized Third Party or any of their respective Affiliates distribute any Licensed Product under a treatment IND or other expanded access program at a sales price which exceeds its fully absorbed cost therefor, such excess shall be deemed to be a Sale for which royalties are payable in accordance with the other terms hereof; PROVIDED, HOWEVER, THAT such distribution shall not be deemed to be Registration of such Licensed Product.

     1.21 "SHIRE PATENTS" shall mean all patents and patent applications owned or controlled by SHIRE and its Affiliates as of the Effective Date that contain, whether as of the Effective Date or in the future, one or more claims to the Licensed Compound as a compound, to processes or intermediates for producing the Licensed Compound, to pharmaceutical compositions containing the Licensed Compound as an active ingredient, or to the use of the Licensed Compound for any purpose, and any and all patents and patent applications claiming, deriving or entitled to their priority, directly or indirectly, in whole or in part, from any such patents or patent applications. It is the Parties' intention that EXHIBIT A-1 identify all SHIRE Patents; however, the omission of a particular patent or patent application from EXHIBIT A-1 for any reason shall not affect the scope of the definition of "SHIRE Patents."

     1.22 "SUBLICENSEE" shall mean TRIANGLE's sublicensees under the rights granted by UNIVERSITY to TRIANGLE pursuant to ARTICLE 2.

     1.23 "THIRD PARTY" shall mean an individual, corporation or non-corporate business entity other than UNIVERSITY, TRIANGLE or SHIRE, or any of their respective Affiliates.

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     1.24  "TRIANGLE PATENTS" shall have the meaning given to such term in
SECTION 1.22 of the BCH-13520 Agreement.

     1.25  "UNIVERSITY PATENTS" shall have the meaning given to such term in
SECTION 1.24 of the BCH-13520 Agreement.

     1.26  "UNLICENSED COMPOUND" shall have the meaning set forth in
SECTION 6.4(c).

     1.27 "1996 TRIANGLE AGREEMENT" shall mean the License Agreement between EMORY, UGARF and TRIANGLE dated as of March 31, 1996, as amended by the 2002 Amendment and any further amendment of which SHIRE is notified by UNIVERSITY and TRIANGLE pursuant to SECTION 2.1.

     1.28 "2002 AMENDMENT" shall mean the amendment to the 1996 TRIANGLE Agreement pursuant to which UNIVERSITY sublicenses to TRIANGLE its rights under the SHIRE Patents, dated as of the Effective Date.

                          ARTICLE 2. GRANT OF LICENSE

     2.1 LICENSE. SHIRE and its Affiliates hereby grant to UNIVERSITY the exclusive right and license, which is non-transferable except as otherwise provided herein, under the SHIRE Patents to sublicense to TRIANGLE the exclusive right to make, have made, use, import, offer for sale and sell the Licensed Products alone or in combination within the Field of Use in the Licensed Territory during the term of this Agreement and subject to the terms and conditions set forth herein. Except to the extent permitted under SECTIONS 11.2 (a), (b) AND (c), if TRIANGLE defaults on its obligations under this Agreement, UNIVERSITY shall not itself commercialize or otherwise exploit, the rights granted hereunder without the prior written agreement of SHIRE concerning the terms for such commercialization or other exploitation, which prior written

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agreement of SHIRE shall not alter the respective rights and obligations of
UNIVERSITY and TRIANGLE set forth in the 1996 TRIANGLE Agreement. In the event that UNIVERSITY and TRIANGLE amend the 1996 TRIANGLE Agreement after the Effective Date, UNIVERSITY and TRIANGLE shall provide prompt written notice to SHIRE of any such amendment and shall include in such notice the effective date of any such amendment and a general description of the terms of such amendment. For the avoidance of doubt, the Parties agree that UNIVERSITY's and TRIANGLE's obligation to notify SHIRE of any amendment to the 1996 TRIANGLE Agreement shall not be construed as conferring upon SHIRE or its Affiliates any rights as a third party beneficiary to the 1996 TRIANGLE Agreement.

     2.2 SUBLICENSES. TRIANGLE may grant sublicenses under all or part of the rights sublicensed to it by UNIVERSITY pursuant to SECTION 2.1 and the 1996 TRIANGLE Agreement in accordance with the terms and conditions of this Agreement. TRIANGLE shall promptly notify UNIVERSITY and SHIRE of any such sublicense(s). TRIANGLE (and, if and as applicable, UNIVERSITY) shall include in any such sublicense agreements the provisions in favor of SHIRE and its Affiliates as provided in or required by SECTIONS 2.3, 2.4, 4.1, 4.2, 6.5, 9.3, 9.4, 11.7(b)(ii), 15.4 AND 15.5 and ARTICLE 10 of this Agreement.

     2.3 RESTRICTIONS ON LICENSE GRANT. Notwithstanding anything contained in this ARTICLE 2, no license is granted to UNIVERSITY (or TRIANGLE) under the SHIRE Patents to make, have made, use, import, offer for sale or sell a product in which a single unit dosage form contains the Licensed Compound together with:
(a) the compound *** ; (b) the compound *** (as such compound is defined in the Settlement and Exclusive License Agreement dated May 31,

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2002 by and among EMORY, SHIRE, SmithKline-Beecham Corp., Glaxo Group Ltd., and
GlaxoSmithKline Inc.); (c) the compound *** ; or (d) any compound that is sold by SHIRE or its Affiliates and/or licensees or sublicensees or is covered by any patent(s) or patent application(s) owned or controlled by, or licensed to, SHIRE or its Affiliates.

     2.4 NO IMPLIED LICENSE. Except to the extent provided in SECTION 6.1 below, the license and rights granted in this Agreement shall not be construed to confer any rights upon UNIVERSITY or TRIANGLE by implication, estoppel, or otherwise as to any intellectual property not specifically identified in this Agreement.

                              ARTICLE 3. ROYALTIES

     3.1 RUNNING ROYALTIES. In consideration for the rights and licenses granted by SHIRE and its Affiliates to UNIVERSITY and TRIANGLE pursuant to
ARTICLE 2 and in consideration for the grant of the covenant not to sue and withdrawal, release and settlement of claims set forth in ARTICLE 6, each of which are granted and agreed to by SHIRE and its Affiliates in connection with the settlement of legal proceedings between the Parties relating to patent rights concerning the Licensed Compound, the Parties have agreed to the following payment provisions for their mutual convenience:

           (a) During the term of this Agreement, subject to SECTION 3.1(b), TRIANGLE shall pay to SHIRE and its Affiliates a royalty on the Net Selling Price of all Licensed Products Sold by TRIANGLE, its Sublicensees, Authorized Third Parties or any of their respective Affiliates in each country of the Licensed Territory commencing on the date of the first

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commercial Sale of a Licensed Product in any country in the Licensed Territory until the expiration of *** from the date of the *** , whichever first occurs:

               (i) On that portion of the annual Net Selling Price of the Licensed Products up to *** , *** percent (***%) of the Net Selling Price of all Licensed Products Sold in the Licensed Territory;

               (ii) On that portion of the annual Net Selling Price of the Licensed Products at or above ***, *** percent (***%) of the Net Selling Price of all Licensed Products Sold in the Licensed Territory.

           (b) UNIVERSITY shall make royalty payments to SHIRE and its Affiliates on any Sales of Licensed Products in any country of the Licensed Territory if: (i) UNIVERSITY assumes TRIANGLE's obligations under this Agreement pursuant to SECTIONS 11.2(a), (b) OR (c), upon the occurrence of any event specified in such Sections, unless and until TRIANGLE resumes performance of its obligations under this Agreement upon the resolution of any such event; or (ii) the 1996 TRIANGLE Agreement is terminated, unless and until UNIVERSITY enters into an agreement with a successor sublicensee to TRIANGLE in accordance with
ARTICLE 16.

     3.2 ACCRUAL OF ROYALTIES. Notwithstanding the definitions of "Net Selling Price," "Sale" and "Sold" in SECTIONS 1.17, 1.18 AND 1.20 above, no royalty shall be payable on a Licensed Product made, Sold, or used for tests or development purposes or distributed as samples. No royalties shall be payable on: (a) Sales among Sublicensees or Authorized Third Parties and each of their respective Affiliates, but royalties shall be payable on subsequent Sales by such

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Sublicensees, Authorized Third Parties and their respective Affiliates, to further Third Parties; and (b) Sales of Licensed Products for which TRIANGLE, its Sublicensees, Authorized Third Parties or any of their respective Affiliates do not receive any consideration of any kind.

     3.3 THIRD PARTY ROYALTIES. If UNIVERSITY or TRIANGLE determine after consultation with SHIRE, but at UNIVERSITY's or TRIANGLE's discretion, that it or they are required to pay royalties or other fees to any Third Party because the manufacture, use, offer for sale, importation, or sale of a Licensed Product infringes any patent or other intellectual property rights of such Third Party in a given country, and as a result of such Third Party royalty payments or any other fees paid to such Third Party, the total royalties payable by TRIANGLE to SHIRE and its Affiliates and such Third Parties exceeds *** percent (***%) of TRIANGLE's, its Sublicensee's or Authorized Third Party's or any of their respective Affiliates' Net Selling Price for such Licensed Product during any royalty period (such excess being referred to as "EXCESS ROYALTIES"), TRIANGLE may deduct from running royalties thereafter due to SHIRE and its Affiliates (pursuant to SECTION 3.1 of this Agreement) with respect to the Net Selling Price of such Licensed Product in such country up to *** percent (***%) of the Excess Royalties. In no event shall the royalties due on such Sales of such Licensed Product in such country on account of any reduction pursuant to this
SECTION 3.3 thereby be reduced to less than *** percent (***%) of the royalties which would have been due thereunder on such Sales of such Licensed Product in such country. For the avoidance of doubt, this SECTION 3.3 shall not apply to any royalties or other fees payable by TRIANGLE to UNIVERSITY pursuant to the 1996 TRIANGLE Agreement.

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     3.4   COMPULSORY LICENSES. Should a compulsory license be granted to any
Third Party in any country of the Licensed Territory to make, have made, use, import, offer for sale or sell Licensed Products, the royalty rate payable thereunder for Sales of the Licensed Products by TRIANGLE or any Sublicensee or Authorized Third Party or any of their respective Affiliates in such country shall be adjusted to match any lower royalty rate granted to such Third Party for such country. UNIVERSITY and/or TRIANGLE, as they shall agree, shall provide SHIRE with prompt written notice of any governmental or judicial procedures initiated in any country to impose a compulsory license. UNIVERSITY or TRIANGLE, as they shall agree, shall take, or cause to be taken, all reasonable and legal steps as UNIVERSITY or TRIANGLE, as applicable, deems appropriate which are available to oppose such compulsory license and SHIRE and its Affiliates shall, at UNIVERSITY's or TRIANGLE's request, reasonably cooperate with UNIVERSITY or TRIANGLE in any legal or other administrative action which UNIVERSITY or TRIANGLE may take or cause to be taken, to oppose such compulsory license. Any such action shall be at UNIVERSITY's or TRIANGLE's, as applicable, sole expense and may not be taken by UNIVERSITY or TRIANGLE, as applicable, if such action would materially jeopardize the validity of any SHIRE Patents in such country. If UNIVERSITY and/or TRIANGLE notify SHIRE that neither of them intends to take any such action, then UNIVERSITY and/or TRIANGLE shall, at SHIRE's request, cooperate reasonably with SHIRE and its Affiliates in any legal action which SHIRE and its Affiliates may wish to take to oppose such compulsory license. Any such action shall be at the sole expense of SHIRE and its Affiliates and may not be taken by SHIRE and its Affiliates if such action would materially jeopardize the validity of any of the SHIRE Patents in such country.

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     3.5   GENERIC COMPETITION. If a generic equivalent of a Licensed Product
Sold by TRIANGLE, its Sublicensee or Authorized Third Party or any of their respective Affiliates is sold in a country of the Licensed Territory and no action is or can be taken by any Party under any patent or patent application filed in such country included in the SHIRE Patents, then the royalties otherwise payable by TRIANGLE on Sales of the Licensed Products in such country pursuant to SECTION 3.1 shall be reduced by *** percent (***%) for so long as the sale of such generic equivalent in such country is more than a DE MINIMIS amount.

                        ARTICLE 4. REPORTS AND ACCOUNTING

     4.1 ROYALTY REPORTS AND RECORDS. Following the first Sale of a Licensed Product, TRIANGLE shall furnish, or cause to be furnished to SHIRE, written royalty reports for each calendar quarter during the term of this Agreement showing:

           (a) the gross selling price of all Licensed Products Sold by TRIANGLE, its Sublicensees, Authorized Third Parties and any of their respective Affiliates in each country of the Licensed Territory during the reporting period, together with the calculations of Net Selling Price in accordance with SECTIONS 1.17 AND 1.18;

           (b) the royalties payable in Dollars, which shall have accrued hereunder in respect to such Sales and the calculation thereof;

           (c) the exchange rates used, if any, in determining the amount of royalties payable in Dollars; and

           (d) any deductions from royalty payments taken pursuant to SECTIONS 3.3, 3.4, 3.5 AND/OR 8.3, including documentation of any royalties or other fees paid to Third Parties.

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     Reports shall be due within sixty (60) days of the close of every calendar quarter. If no payments are due to SHIRE and its Affiliates for any reporting period following the first Sale of a Licensed Product in any country in the Licensed Territory, the royalty report shall so state. TRIANGLE shall require its Affiliates, Sublicensees and Authorized Third Parties to keep, accurate records for a period of at least five (5) years in sufficient detail to enable royalties and other payments payable hereunder to be determined and verified. TRIANGLE shall be responsible to SHIRE and its Affiliates for all royalties and late payments that are due to SHIRE and its Affiliates that have not been paid by any Sublicensee or Authorized Third Party or any of their respective Affiliates.

     4.2 RIGHT TO AUDIT. SHIRE shall have the right, upon prior notice to UNIVERSITY and TRIANGLE, not more than once in each calendar year, through an independent certified public accountant selected by SHIRE and acceptable to TRIANGLE and UNIVERSITY, which acceptance shall not be unreasonably refused, to have access during normal business hours to those records of TRIANGLE as may be reasonably necessary to verify the accuracy of the royalty reports required to be furnished by TRIANGLE pursuant to SECTION 4.1 of this Agreement. TRIANGLE shall require its Affiliates, Sublicensees and Authorized Third Parties to keep and maintain records of Sales made by such Affiliates, Sublicensees or Authorized Third Parties and to grant SHIRE's independent certified public accountant access to such Affiliate's, Sublicensee's or Authorized Third Party's records. Following the completion of any such audit by SHIRE's independent certified public accountant, the independent certified public accountant shall provide a written report to SHIRE, UNIVERSITY and TRIANGLE. If any such report shows any underpayment of royalties by TRIANGLE, within thirty (30) days after

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UNIVERSITY's and TRIANGLE's receipt of any such report, TRIANGLE shall remit to
SHIRE and its Affiliates:

           (a) the amount of such underpayment; and

           (b) if such underpayment exceeds *** percent (***%) of the total royalties owed for the calendar year then being reviewed, the reasonably necessary fees and expenses of such independent certified public accountant performing the audit. Otherwise, SHIRE's independent certified public accountant's fees and expenses shall be borne by SHIRE. Any overpayment of royalties shall be immediately refunded. Upon the expiration of *** months following the end of any calendar year, the calculation of royalties payable with respect to such calendar year shall be binding and conclusive on SHIRE and its Affiliates and TRIANGLE and UNIVERSITY, unless an audit is initiated before expiration of such *** months.

     4.3 CONFIDENTIALITY OF RECORDS. All information subject to review under this ARTICLE 4 shall be confidential. Except where provided by law, SHIRE, its Affiliates and SHIRE's independent certified public accountant shall retain all such information in confidence.

                               ARTICLE 5. PAYMENTS

     5.1 PAYMENTS AND DUE DATES. Except as otherwise provided herein, royalties payable to SHIRE and its Affiliates as a result of activities occurring during the period covered by each royalty report provided for under
ARTICLE 4 of this Agreement shall be due and payable on the date such royalty report is due. Payments of royalties in whole or in part may be made in advance of such due date. All payments shall be made by wire transfer to an account or accounts

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                                       16
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of SHIRE, or SHIRE's designated Affiliate or agent, elected by SHIRE from time to time upon notice to UNIVERSITY and TRIANGLE; PROVIDED, HOWEVER, THAT in the event that SHIRE fails to designate such account, TRIANGLE may remit payment to SHIRE and its Affiliates at the address specified in ARTICLE 17 for the receipt of notices hereunder; PROVIDED, FURTHER, THAT any notice by SHIRE of such account or change in such account, shall not be effective until fifteen (15) days after receipt thereof by TRIANGLE.

     5.2 CURRENCY RESTRICTIONS; EXCHANGE RATE. Except as hereafter provided in this SECTION 5.2, all royalties shall be paid in Dollars. Sales outside of the United States shall be first determined in the currency in which they are earned and shall then be converted into an amount in Dollars using the daily rate of exchange for the last business day of the calendar quarter for which such payment is being determined as published in the WALL STREET JOURNAL. If, at any time, legal restrictions prevent the prompt remittance of part of or all royalties due hereunder with respect to any country in the Licensed Territory where Licensed Products are Sold, TRIANGLE shall have the right and option to make such payments by depositing the amount thereof in local currency to SHIRE's, or its designated Affiliate's or agent's, account in a bank or depository in such country.

     5.3 INTEREST. Royalties required to be paid by TRIANGLE pursuant to this Agreement shall, if overdue, bear interest at *** , for the last day of each applicable calendar quarter *** , until paid. The payment of such interest shall not foreclose SHIRE and its Affiliates from exercising any other rights it may have because any payment is overdue.

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     5.4   TAXES. TRIANGLE shall be entitled to deduct from its payments to
SHIRE and its Affiliates the amount of any withholding taxes required to be withheld by TRIANGLE or its Sublicensees or Authorized Third Parties or any of their respective Affiliates to the extent TRIANGLE or its Sublicensees or Authorized Third Parties or any of their respective Affiliates pay to the appropriate governmental authority on behalf of SHIRE and its Affiliates such taxes. TRIANGLE shall deliver to SHIRE, upon SHIRE's request, proof of payment of all such taxes. Each Party shall provide assistance to the other Party in seeking any benefits available to such Party with respect to government tax withholdings by any relevant law or double tax treaty.

                         ARTICLE 6. COVENANT NOT TO SUE;
               SETTLEMENT OF CLAIMS; WITHDRAWAL OF PENDING CLAIMS

     6.1   COVENANT NOT TO SUE.

           (a) SHIRE covenants that neither it nor any of its Affiliates will challenge, object to or sue or induce, assist or direct any Third Party to challenge, object to or sue UNIVERSITY or TRIANGLE or any of their respective licensees, Sublicensees, contract manufacturers or Authorized Third Parties or any of their respective Affiliates or assignees, or any of their respective past or present trustees, directors, officers, employees, agents, representatives or licensees, or any of their customers, alleging that the manufacture, use, sale, offer for sale, import or export of the Licensed Compound or the Licensed Product(s), or that any metabolite resulting from human ingestion and/or metabolism of the Licensed Compound, infringes any of the patents included in the SHIRE Patents or BCH-13520 Patents.

           (b) In the event that SHIRE or its relevant Affiliates grant to any Third Party any rights under the SHIRE Patents and/or BCH-13520 Patents, SHIRE or its relevant Affiliates shall obtain from any such Third Party a covenant pursuant to which such Third Party covenants that neither it, nor any of its Affiliates will challenge, object to or sue or induce, assist or direct any Third Party to challenge, object to or sue UNIVERSITY or TRIANGLE or any of their respective licensees, Sublicensees, contract manufacturers or Authorized Third Parties or any of their respective Affiliates or assignees, or any of their respective past or present trustees, directors, officers, employees, agents, representatives, licensees, or any of their customers, alleging that the manufacture, use, sale or offer for sale, import or export of the Licensed Compound or the Licensed Product(s), or that any metabolite resulting from human ingestion and/or metabolism of the Licensed Compound, infringes any of the patents included in the SHIRE Patents or the BCH-13520 Patents. SHIRE or its relevant Affiliates shall further require any such Third Party to obtain from any of its sublicensees under the SHIRE Patents and/or the BCH-13520 Patents a covenant not to sue in favor of each of UNIVERSITY and TRIANGLE, and each of their respective licensees, Sublicensees, contract manufacturers and Authorized Third Parties and any of their respective Affiliates on the same terms.

     6.2   SETTLEMENT OF CLAIMS.

           (a) Effective upon execution of this Agreement, SHIRE, for itself, its Affiliates, and each of their respective successors and assigns, hereby releases and forever discharges each of UNIVERSITY and TRIANGLE, and each of their respective past and present Affiliates, and each of their respective trustees, directors, officers, employees, agents and representatives and, subject to SECTION 6.5, licensees, and any of their customers, from any and all causes of action, actions, claims, and demands whatsoever in law or in equity with or against such parties involving the SHIRE Patents and/or the BCH-13520 Patents relating to the Licensed Products, the Licensed Compound and/or any metabolite resulting therefrom, including any and all causes of action, actions, claims, and demands in the proceedings set forth on EXHIBIT D, and any liabilities, losses, costs and expenses related thereto which they ever had or now have based on occurrences up to and including the Effective Date.

           (b) SHIRE and its Affiliates shall cause each of their licensees (if any) under the SHIRE Patents and/or the BCH-13520 Patents to execute a release in favor of UNIVERSITY, TRIANGLE and each of their respective past and present Affiliates and each of their respective trustees, directors, officers, employees agents and representatives, and licensees and any of their customers, on the same terms as the release granted by SHIRE and its Affiliates in SECTION 6.2(a) (and SHIRE and its Affiliates shall not sublicense any of their respective rights pursuant to the BCH-13520 Agreement to any Third Party until they have obtained such a release). SHIRE and its Affiliates shall further require all such licensees to obtain from any of their sublicensees under the SHIRE Patents and/or the BCH-13520 Patents a release on the same terms.

     6.3   WITHDRAWAL OF EXISTING CLAIMS BY SHIRE.

           (a) Within thirty (30) days of execution of this Agreement: SHIRE agrees, for itself and for each of its Affiliates and assigns, to withdraw any interference, opposition, revocation or other proceeding challenging the validity, enforceability or patentability of any patent or pending patent application, or any claims included in any patent or pending patent application, or any appeals arising from any order made in connection with any such proceeding involving the DAPD Patents in any court or tribunal of competent jurisdiction located in, or any patent office of, any country or territory, including those proceedings set forth on EXHIBIT D. SHIRE, for itself, and each of its Affiliates and assigns, hereby releases and forever discharges UNIVERSITY and TRIANGLE, each of their respective past and present Affiliates, and each of their respective trustees, directors, officers, employees, agents, representatives and licensees and any of their customers, from any and all causes of action, actions, claims, and demands whatsoever, in law or in equity with respect to the DAPD Patents and any liabilities, losses, costs and expenses related thereto.

           (b) SHIRE further agrees that, during the term of this Agreement (and, if and as provided in SECTION 15.8, thereafter) to the extent permitted by applicable law, neither SHIRE, nor any of its Affiliates, or their respective successors or assigns or licensees, shall initiate any interference, opposition, revocation or other proceeding, or induce, assist or direct any Third Party in challenging the validity, enforceability or patentability of any patent or pending patent application, or any claims included in any patent or pending patent application, included in the DAPD Patents, or any appeals arising from any order made in connection with any such proceeding, in any court or tribunal of competent jurisdiction located in, or any patent office of, any country or territory. In the event that, during the term of this Agreement, an interference proceeding is declared by the patent office of any country or territory within the Licensed Territory, or is initiated by a Third Party against any patent or pending patent application included in the DAPD Patents, the Parties agree to negotiate in an attempt to establish an appropriate dispute resolution procedure for the resolution of any such proceeding.

     6.4   WITHDRAWAL OF EXISTING CLAIMS BY UNIVERSITY AND TRIANGLE.

           (a) Within thirty (30) days of execution of this Agreement:
UNIVERSITY and TRIANGLE agree, for themselves and for each of their respective Affiliates and assigns, to withdraw any interference, opposition, revocation or other proceeding challenging the validity, enforceability or patentability of any patent or pending patent application, or any claims included in any patent or pending patent application, or any appeals arising from any order made in connection with any such proceeding involving the SHIRE Patents in any court or tribunal of competent jurisdiction located in, or any patent office of, any country or territory, including those proceedings set forth on EXHIBIT E. UNIVERSITY and TRIANGLE, for themselves, and each of their respective Affiliates and each of their respective assigns, hereby release and forever discharge SHIRE, its past and present Affiliates, and each of their respective trustees, directors, officers, employees, agents, representatives and licensees and any of their customers, from any and all causes of action, actions, claims and demands whatsoever, in law or in equity with respect to the SHIRE Patents and any liabilities, losses, costs and expenses related thereto.

           (b) UNIVERSITY and TRIANGLE further agree that, during the term of this Agreement (and, if and as provided in SECTION 15.8, thereafter) to the extent permitted by applicable law and except as otherwise provided in
SECTION 6.4(c), neither UNIVERSITY nor TRIANGLE, nor any of their respective Affiliates or successors or assigns, shall initiate any interference, opposition, revocation or other proceeding, or induce, assist or direct any Third Party in challenging the validity, enforceability or patentability of any patent or pending patent application, or any claims included in any patent or pending patent application, included in the SHIRE Patents, or any appeals arising from any order made in connection with any such proceeding, in any court or tribunal of competent jurisdiction located in, or any patent office of, any country or territory. In the event that, during the term of this Agreement, an interference proceeding is declared by the patent office of any country or territory within the Licensed Territory, or is initiated by a Third Party against any patent or pending patent application included in the SHIRE Patents, the Parties agree to negotiate in an attempt to establish an appropriate dispute resolution procedure for the resolution of any such proceeding.

           (c) In the event that UNIVERSITY and/or TRIANGLE or any of their respective Affiliates wish to develop a specific compound other than the Licensed Compound

(an "UNLICENSED COMPOUND") that may be covered by any claims included in any patent or patent application included within the SHIRE Patents, UNIVERSITY and/or TRIANGLE, as applicable, may notify SHIRE in writing of the proposed development of any such Unlicensed Compound and request that SHIRE (or its relevant Affiliate) enter into negotiations with UNIVERSITY and/or TRIANGLE, as applicable, to reach agreement on the terms of a commercial royalty-bearing license under any and all patents and patent applications included within the SHIRE Patents containing claims covering such Unlicensed Compound to make, have made, use, import, offer for sale and sell such Unlicensed Compound in the Licensed Territory. Within *** days of receipt of any such notice from UNIVERSITY and/or TRIANGLE, as applicable, SHIRE, within its sole discretion, shall notify UNIVERSITY and/or TRIANGLE, as applicable, in writing whether it agrees to negotiate such a license. If SHIRE declines to negotiate such a license, or if the Parties are unable to negotiate in good faith and execute such a license within *** of UNIVERSITY's and/or TRIANGLE's, as applicable, receipt of any notice from SHIRE agreeing to enter into negotiations in connection with any such a license, then in such event the provisions of SECTION 6.4(b) shall no longer apply to any claim in any patent or patent application included within the SHIRE Patents containing claims covering the Unlicensed Compound; PROVIDED, HOWEVER, THAT SECTION 6.4(b) shall continue to apply to any claims included in any such patent or patent application that either specifically or generically cover the compound *** or the Licensed Compound or the compound *** in addition to the Unlicensed Compound. If, however, SHIRE or its relevant Affiliate initiates any proceedings to enforce its rights under any claim of the SHIRE

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                                       23
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Patents that either specifically or generically covers the compound *** or the
Licensed Compound or the compound *** in connection with UNIVERSITY's and/or TRIANGLE's, or their respective Affiliate's or licensee's, manufacture, use or sale of the Unlicensed Compound, the Party against which SHIRE or its relevant Affiliate brings such proceedings (or its Affiliates or licensees, if and as applicable) may, as part of such proceedings or, if required under the laws of the relevant jurisdiction, in a separate action based upon such proceedings, challenge the validity, enforceability or patentability of any such claims in any such proceedings.

     6.5 COVENANT BY UNIVERSITY'S AND TRIANGLE'S SUBLICENSEES AND OTHER THIRD PARTIES NOT TO ASSERT CLAIMS. UNIVERSITY and TRIANGLE shall cause each of TRIANGLE's sublicensees under the rights granted to TRIANGLE under the UNIVERSITY Patents pursuant to the 1996 TRIANGLE Agreement, and any other Third Party to whom UNIVERSITY or TRIANGLE may have granted, or may in the future grant, rights under their respective rights to the UNIVERSITY Patents and/or the TRIANGLE Patents, to agree, to the extent permitted by applicable law, during such time that such sublicensee or other Third Party has rights under UNIVERSITY Patents and/or TRIANGLE Patents, not to initiate any further interference, opposition, revocation or other proceedings or appeals on the same terms as set forth above in SECTION 6.4(b); PROVIDED, HOWEVER, THAT such agreement by any such sublicensees and other Third Parties shall be limited to actions and proceedings in which the validity, enforceability or patentability of a patent or patent application, or any claims included in a patent or patent application, included within SHIRE Patents is challenged on the basis of one or more patents or

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                                       24
patent applications included within UNIVERSITY Patents and/or TRIANGLE
Patents. UNIVERSITY and TRIANGLE shall further require that all such sublicensees and other Third Parties cause any of their sublicensees under the UNIVERSITY Patents and/or the TRIANGLE Patents to agree not to initiate any further interference, opposition, revocation or other proceedings or appeals on the same terms as those set forth in the preceding sentence. The obligation on SHIRE and its Affiliates to release licensees of UNIVERSITY and TRIANGLE under
SECTION 6.2 shall not be effective unless and until UNIVERSITY and TRIANGLE have caused each such sublicensee or other Third Party execute the covenants and agreements required by this SECTION 6.5.

                          ARTICLE 7. PATENT PROSECUTION

     SHIRE and its Affiliates shall be primarily responsible for all patent prosecution activities pertaining to the SHIRE Patents. SHIRE and its Affiliates may, in their sole discretion, select patent counsel to prosecute, acquire from the relevant patent offices, defend and maintain and handle any litigation, interference, opposition or other action pertaining to the validity, enforceability, allowability or subsistence (all of the foregoing activities being referred to as "PATENT PROSECUTION ACTIVITIES") of all such SHIRE Patents. SHIRE shall provide, or cause to be provided, to UNIVERSITY within sixty (60) days of the Effective Date of this Agreement a copy of all file histories of all pending U.S., European and Japanese patent applications included in the SHIRE Patents. SHIRE also shall, without written request, provide, or cause to be provided, to UNIVERSITY copies of material correspondence and pleadings with any patent office and/or court filed or received after the Effective Date that relate to the prosecution and/or litigation of any U.S., European and/or Japanese patent or patent application included in the SHIRE Patents unless previously served on UNIVERSITY. SHIRE shall also promptly inform

UNIVERSITY of any inter partes actions concerning the SHIRE Patents, and shall keep UNIVERSITY promptly advised of the status, proceedings and filings in such action. SHIRE shall further, on reasonable written request by UNIVERSITY, provide, or cause to be provided, to UNIVERSITY copies of material correspondence to or from and pleadings filed with any patent office and/or court that relates to the prosecution, opposition and/or litigation of any SHIRE Patent in any country. SHIRE and its Affiliates shall reasonably cooperate with UNIVERSITY to add, amend or delete any claims included in any patent application included in the SHIRE Patents directed to Licensed Compounds or methods for their use or manufacture; PROVIDED, THAT SHIRE and its Affiliates shall have the sole discretion as to whether any such claims shall be added, amended or deleted pursuant to UNIVERSITY's request or otherwise. If SHIRE or its relevant Affiliate decides to abandon or allow to lapse any patent application or patent in any country of the Licensed Territory included in the SHIRE Patents, SHIRE shall timely inform UNIVERSITY and UNIVERSITY or TRIANGLE, as they shall agree, shall be given the opportunity to assume Patent Prosecution Activities in respect thereof, at UNIVERSITY's or TRIANGLE's, as applicable, expense. If such Patent Prosecution Activities are assumed by TRIANGLE, the costs of such assumed Patent Prosecution Activities shall be deducted from royalty payments due to SHIRE and its Affiliates, and such deduction shall be allocated between UNIVERSITY and TRIANGLE as they shall agree. UNIVERSITY or TRIANGLE, as applicable, may thereafter from time to time abandon or allow to lapse any or all Patent Prosecution Activities assumed hereunder.

                             ARTICLE 8. INFRINGEMENT

     8.1 NOTICE. If UNIVERSITY, TRIANGLE or SHIRE becomes aware of any activity that it believes infringes a SHIRE Patent, the Party obtaining such knowledge shall promptly advise the other Parties of the material facts and circumstances pertaining to the potential infringement.

     8.2 SHIRE'S AND ITS AFFILIATES' RIGHT TO PURSUE THIRD PARTY INFRINGEMENT NOT DIRECTLY RELATED TO LICENSED COMPOUND(S) AND/OR LICENSED PRODUCT(S). SHIRE and its Affiliates shall have the right, but not the obligation, to enforce any rights included in the SHIRE Patents against any Third Party, at the expense of SHIRE and its Affiliates, to the extent that such rights do not relate to the manufacture, sale or use of the Licensed Compound, the Licensed Products and/or any metabolites resulting from the human ingestion and/or metabolism of the Licensed Compound, in each case within the Field of Use.

     8.3 UNIVERSITY'S AND TRIANGLE'S RIGHT TO PURSUE THIRD PARTY INFRINGEMENT. UNIVERSITY and TRIANGLE, jointly or separately as they shall agree, shall have the right, but not the obligation, to enforce any rights included in the SHIRE Patents relating to the Licensed Products, the Licensed Compound and/or any metabolites resulting from the human ingestion and/or metabolism of the Licensed Compound, in each case within the Field of Use, by taking action to abate or initiating proceedings against any Third Party in connection with such Third Party's manufacture, sale or use of the Licensed Compound and/or the Licensed Products within the Field of Use. SHIRE and its Affiliates shall cooperate with UNIVERSITY and/or TRIANGLE, as applicable, in such effort, including by being joined as a party or parties to such proceeding if necessary; PROVIDED, THAT if any such proceeding involves the assertion of, or revocation against, any claim included in any patent or patent application included in the SHIRE Patents that includes any compound other than the Licensed Compound, then SHIRE and its Affiliates shall have the right to retain its own counsel, at UNIVERSITY's or TRIANGLE's expense, as applicable, and to direct and/or control such proceedings insofar as they involve the validity, construction or interpretation of any such claim. In no event shall UNIVERSITY or TRIANGLE settle any infringement suit if such settlement would impose any obligation or burden on SHIRE or its Affiliates or affect the validity or enforceability of any of the patents and patent applications included in the SHIRE Patents, without the prior written consent of SHIRE (such consent not to be unreasonably withheld). In the event that UNIVERSITY and/or TRIANGLE, as applicable, join SHIRE or its relevant Affiliates as a party to any proceeding initiated by UNIVERSITY and/or TRIANGLE to enforce any rights included in the SHIRE Patents, UNIVERSITY and/or TRIANGLE, as applicable, agree to indemnify and hold SHIRE and its Affiliates harmless as provided in SECTION 9.5(b). Any damages award or settlement payments made to UNIVERSITY and/or TRIANGLE resulting from UNIVERSITY's or TRIANGLE's enforcement of such rights in the SHIRE Patents in excess of UNIVERSITY's and/or TRIANGLE's expenses shall be treated as royalty-bearing Sales of Licensed Products and TRIANGLE shall make royalty payments on such revenues in accordance with ARTICLE 3 of this Agreement. Any remaining damages awarded or settlement payments received will be retained by UNIVERSITY and TRIANGLE, and shared between them as they shall agree.

     8.4 SHIRE'S AND ITS AFFILIATES' RIGHT TO PURSUE THIRD PARTY INFRINGEMENT. If, within sixty (60) days after receiving notice from SHIRE pursuant to SECTION
8.1 of a potential infringement by a Third Party of any rights included in the SHIRE Patents relating to the Licensed Products, the Licensed Compound and/or any metabolites resulting from the human ingestion and/or metabolism of the Licensed Compound in the Field of Use, neither UNIVERSITY nor TRIANGLE provides written notice to SHIRE of their intention to take action to seek to abate such infringement or to institute proceedings to prevent the continuation thereof or if, within a further sixty (60) days, neither UNIVERSITY nor TRIANGLE initiates any action to seek to abate such infringement or to institute proceedings to prevent the continuation thereof, then SHIRE and its Affiliates shall have the right to seek to abate such infringement or to institute proceedings to prevent the continuation thereof, at the expense of SHIRE and its Affiliates. UNIVERSITY and/or TRIANGLE shall cooperate with SHIRE and its Affiliates, at the expense of SHIRE and its Affiliates, in any such effort, including by being joined as a party or parties to such action if necessary. In the event that SHIRE or its relevant Affiliate joins UNIVERSITY and/or TRIANGLE as a party or parties in any such action, SHIRE and its Affiliates agree to indemnify and hold UNIVERSITY and/or TRIANGLE, as applicable, harmless as provided in SECTION 9.5(b). Any damage award or settlement payments made to SHIRE and its Affiliates in excess of SHIRE's and its Affiliates' expenses in connection with any such action shall be shared by SHIRE and its Affiliates on the one hand and UNIVERSITY and/or TRIANGLE on the other hand (UNIVERSITY and TRIANGLE treated collectively for the purposes of this SECTION 8.4) on a *** basis.

                 ARTICLE 9. WARRANTIES; EXCLUSION OF WARRANTIES;
                               AND INDEMNIFICATION

     9.1   WARRANTIES OF SHIRE.

           (a) SHIRE represents and warrants that it has used its best efforts to include in EXHIBIT A-1 a complete list of all patents and patent applications that, as of the Effective Date, contain one or more claims that cause such patents and patent applications to be included within the SHIRE Patents.

           (b) SHIRE further represents and warrants that SHIRE and its Affiliates possess all such rights as are necessary to grant to UNIVERSITY the rights and licenses granted pursuant to ARTICLE 2 and the covenant not to sue and release granted pursuant to SECTIONS 6.1 AND

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6.2. UNIVERSITY and TRIANGLE acknowledge that SHIRE and its Affiliates have not undertaken any investigation with respect to the potential patent rights of any Third Party.

     9.2 WARRANTIES OF EACH PARTY. Each of SHIRE, UNIVERSITY and TRIANGLE represents and warrants to the other Parties that it is free to enter into this Agreement and to carry out all of the provisions hereof.

     9.3 MERCHANTABILITY AND EXCLUSION OF WARRANTIES. UNIVERSITY and TRIANGLE possess the necessary expertise and skill in the technical areas pertaining to the SHIRE Patents and the Licensed Products to make, and have made, their own evaluation of the capabilities, safety, utility and commercial application of the SHIRE Patents and the Licensed Products. ACCORDINGLY, EXCEPT AS SET FORTH IN SECTIONS 9.1 AND 9.2, SHIRE AND ITS AFFILIATES DO NOT MAKE ANY REPRESENTATION OR WARRANTY OF ANY KIND WITH RESPECT TO THE VALIDITY OF SHIRE PATENTS OR THE LICENSED PRODUCTS AND EXPRESSLY DISCLAIM ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT AND ANY OTHER IMPLIED WARRANTIES WITH RESPECT TO THE CAPABILITIES, SAFETY, UTILITY, OR COMMERCIAL APPLICATION OF THE SHIRE PATENTS OR THE LICENSED PRODUCTS.

     9.4 NO LIABILITY FOR CONSEQUENTIAL DAMAGES AND LIMITATION OF LIABILITY. SHIRE AND ITS AFFILIATES SHALL NOT BE LIABLE, IN ANY EVENT, TO UNIVERSITY, TRIANGLE OR ANY OF THEIR SUBLICENSEES OR AUTHORIZED THIRD PARTIES OR ANY OF THEIR RESPECTIVE AFFILIATES OR CUSTOMERS OR ANY OTHER THIRD PARTY FOR ANY COMPENSATORY, SPECIAL, INCIDENTAL, INDIRECT, CONSEQUENTIAL OR EXEMPLARY DAMAGES, RESULTING FROM THE

                                       30
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MANUFACTURE, TESTING, DESIGN, LABELING, USE, OFFER FOR SALE OR SALE OF LICENSED
PRODUCTS BY OR THROUGH UNIVERSITY OR TRIANGLE OR ANY OF THEIR SUBLICENSEES OR AUTHORIZED THIRD PARTIES OR ANY OF THEIR RESPECTIVE AFFILIATES.

     9.5   INDEMNIFICATION.

           (a) TRIANGLE shall defend, indemnify, and hold harmless Indemnitees, from and against any and all claims, demands, loss, liability, expense, or damage (including Third Party investigative costs, court costs and reasonable attorneys' fees) (collectively, "LOSSES") the Indemnitees may suffer, pay, or incur as a result of claims, demands or actions against any of the Indemnitees arising or alleged to arise by reason of, or in connection with, any and all bodily injury (including death) and property damage caused or contributed to, in whole or in part, by manufacture, testing, design, use, offer for sale, Sale, or labeling of any Licensed Products by TRIANGLE, its Sublicensees or Authorized Third Parties or any of their respective Affiliates, except for any Losses arising from the Indemnitees' gross negligence or willful misconduct; PROVIDED and on the condition that SHIRE fulfills its notice and other obligations under
SECTION 9.6 below, but only to the extent that any failure to fulfill such notice and other obligations prejudices the rights of TRIANGLE.

           (b) Each Party shall indemnify and hold the Indemnitees harmless from and against any and all Losses the Indemnitees may suffer, pay or incur as a result of claims, demands or actions against any of the Indemnitees arising by reason of, or in connection with: (i) the breach by that Party of any of its representations and warranties set forth in this Agreement, except for any Losses resulting from the Indemnitees' gross negligence or willful misconduct and (ii) any action taken by that Party to enforce any rights included in the SHIRE Patents in

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which the Indemnitee is joined as a party; PROVIDED and on the condition that the Indemnitee fulfills its notice and other obligations under SECTION 9.6 below, but only to the extent that any failure to fulfill such notice and other obligations prejudices the rights of the Indemnitor (as defined in SECTION 9.6).

     9.6 NOTICE OF CLAIMS; INDEMNIFICATION PROCEDURES. An Indemnitee entitled to make a claim for indemnification under this ARTICLE 9 shall promptly notify the other Party (the "INDEMNITOR") in writing of any matter in respect of which the Indemnitee or any of its employees intend to claim such indemnification. The Indemnitees shall permit, and shall cause its employees to permit, the Indemnitor, at its discretion, to defend or settle any such matter and agree to the complete control of such defense or settlement by the Indemnitor; PROVIDED, HOWEVER, THAT such settlement does not adversely affect the Indemnitee's rights under this Agreement or impose any obligations on the Indemnitee in addition to those set forth herein in order for such Indemnitee to exercise its rights under this Agreement. No such matter shall be settled without the prior written consent of the Indemnitor (such consent not to be unreasonably withheld) and the Indemnitor shall not be responsible for any legal fees or other costs incurred other than as provided herein. The Indemnitee and its employees shall cooperate fully with the Indemnitor and its legal representatives in the investigation and defense or settlement of any matter covered by the applicable indemnification. The Indemnitee shall have the right, but not the obligation, to be represented by counsel of its own selection and expense.

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                          ARTICLE 10. CONFIDENTIALITY;
              PRESS RELEASES, DISCLOSURES AND PUBLIC ANNOUNCEMENTS

     10.1 TREATMENT OF CONFIDENTIAL INFORMATION. Except as otherwise provided hereunder, during the term of this Agreement and for a period of*** years thereafter:

           (a) UNIVERSITY and TRIANGLE and their respective Affiliates shall retain in confidence and use only for purposes of this Agreement, any information and data supplied by SHIRE and its Affiliates, or on behalf of SHIRE and its Affiliates, to UNIVERSITY or TRIANGLE under this Agreement in writing or, if supplied orally, which, within thirty (30) days of such disclosure, is summarized by the Disclosing Party (as defined in SECTION 10.3) in writing; and

           (b) SHIRE and its Affiliates shall retain in confidence and use only for purposes of this Agreement, any information and data supplied by UNIVERSITY or TRIANGLE, or on behalf of UNIVERSITY or TRIANGLE, to SHIRE and its Affiliates under this Agreement in writing or, if supplied orally, which, within thirty
(30) days of such disclosure, is summarized by the Disclosing Party in writing.

     For purposes of this Agreement, all such information and data which a Party is obligated to retain in confidence shall be called "INFORMATION."

     10.2 RIGHT TO DISCLOSE. To the extent that it is reasonably necessary to fulfill its obligations or exercise its rights under this Agreement, or any rights which survive termination or expiration hereof, each Party and its Affiliates may disclose Information to its licensees,

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***  Portions of this page have been omitted pursuant to a request for
     Confidential Treatment and filed separately with the Commission.

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sublicensees, consultants, outside contractors, actual or prospective investors, governmental regulatory authorities and clinical investigators on condition that such entities or persons agree:

           (a) to keep the Information confidential during the term of this Agreement and for a period of *** years thereafter to the same extent as each Party is required to keep the Information confidential; and

           (b) to use the Information only for such purposes as such Parties are authorized to use the Information.

     Each Party or its Affiliates, licensees or sublicensees may disclose Information to government or other regulatory authorities to the extent that such disclosure is necessary for the preparation, filing, prosecution and enforcement of patents on any inventions or discoveries of such Party, or to obtain authorizations to conduct clinical trials or commercially market the Licensed Products; PROVIDED, THAT, such Party is then otherwise entitled to engage in such activities during the term of this Agreement or thereafter in accordance with the provisions of this Agreement.

     10.3 RELEASE FROM RESTRICTIONS. The obligation not to disclose Information shall not apply to any part of such Information that:

           (a) is or becomes patented, published or otherwise part of the public domain, other than by unauthorized acts of the Party obligated not to disclose such Information (for purposes of this ARTICLE 10, the "RECEIVING PARTY") or its Affiliates, licensees or sublicensees in contravention of this Agreement; or

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***  Portions of this page have been omitted pursuant to a request for
     Confidential Treatment and filed separately with the Commission.

           (b) is disclosed to the Receiving Party or its Affiliates, licensees or sublicensees by a Third Party, without breach of any obligations of confidentiality; or

           (c) prior to disclosure under this Agreement, was already in the possession of the Receiving Party, its Affiliates, licensees or sublicensees; or

           (d) results from the independent research and development of the Receiving Party or its Affiliates, licensees or sublicensees; PROVIDED, THAT, the persons developing such information have not had exposure to the Information received from such other Party to this Agreement; or

           (e) is required by law, rule or regulation to be disclosed by the Receiving Party, PROVIDED, THAT, except with respect to the specific terms of this Agreement, the Receiving Party uses reasonable efforts to notify the disclosing Party (for the purposes of this ARTICLE 10, the "DISCLOSING PARTY") promptly upon learning of such requirement in order to give the Disclosing Party reasonable opportunity to oppose such requirement; PROVIDED, FURTHER, THAT the Parties shall cooperate in seeking confidential treatment of any such Information that is required to be disclosed and, in any case where the Receiving Party discloses such Information to a court or administrative agency, such disclosure shall, to the extent the court or administrative agency permits, be disclosed under seal; or

           (f) the Parties agree in writing may be disclosed.

     10.4 PRESS RELEASES, DISCLOSURES AND PUBLIC ANNOUNCEMENTS. On the date that this Agreement is executed, the Parties may agree to issue a joint press release; PROVIDED, THAT, the form of such press release shall be approved in advance by all Parties. The specific terms of this Agreement shall be treated as Information subject to the terms of SECTIONS 10.1 THROUGH 10.3 and,

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subject to the exclusions set forth in SECTION 10.3, no Party may publicly disclose, except to legal, accounting and financial consultants and except as otherwise provided herein, any such term without the prior written approval of the other Parties, unless such disclosure is compelled by a court or administrative agency or otherwise required by law, rule or regulation. UNIVERSITY or TRIANGLE or their respective Affiliates may disclose the terms of this Agreement to a bona fide prospective Sublicensee or Authorized Third Party or other potential business partner, subject to an obligation of confidentiality of such Sublicensee, Authorized Third Party or other potential business partner that is no less restrictive than the confidentiality obligations contained herein. SHIRE and UNIVERSITY hereby acknowledge that TRIANGLE has notified each of them that this Agreement constitutes a material agreement to TRIANGLE and must be filed by TRIANGLE with the Securities and Exchange Commission pursuant to TRIANGLE's reporting obligations under the Securities and Exchange Act of 1934, as amended; PROVIDED, THAT the copy of this Agreement filed by TRIANGLE with the Securities and Exchange Commission shall be appropriately redacted so as to preserve the confidentiality of the specific financial terms of this Agreement.

                        ARTICLE 11. TERM AND TERMINATION

     11.1 TERM. Unless sooner terminated as provided in this Agreement, the term of this Agreement shall commence on the Effective Date and shall continue in full force and effect until the expiration of the last to expire patent included in the SHIRE Patents.

     11.2 TERMINATION. SHIRE shall have the right to terminate this Agreement upon the occurrence of any one or more of the following events, PROVIDED, THAT SHIRE has given UNIVERSITY and TRIANGLE the notice required in SECTION 11.3 and has exhausted the dispute resolution procedures of SECTION 15.1, and neither the UNIVERSITY nor TRIANGLE

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has cured or initiated reasonable steps to cure the breach described in such notice within the time period specified in SECTION 11.3:

           (a) the institution of any proceeding by TRIANGLE or UNIVERSITY under any bankruptcy, insolvency, or moratorium law; PROVIDED, HOWEVER THAT if TRIANGLE or UNIVERSITY continues to perform its obligations and those of the Party instituting such proceedings such that no harm results to SHIRE from the institution of such proceedings, this Agreement shall continue in full force and effect; or

           (b) any assignment by TRIANGLE or UNIVERSITY of substantially all of its assets for the benefit of creditors; PROVIDED, HOWEVER, THAT if TRIANGLE or UNIVERSITY continues to perform its obligations and those of the Party making such assignment such that no harm results to SHIRE from such assignment, this Agreement shall continue in full force and effect; or

           (c) placement of UNIVERSITY's or TRIANGLE's assets in the hands of a trustee or a receiver unless the receivership or trust is dissolved within thirty (30) days thereafter and PROVIDED, THAT in the case of any involuntary bankruptcy proceeding, which is contested by such Party, such termination shall not become effective until the bankruptcy court of jurisdiction has entered an order upholding the petition, and PROVIDED, FURTHER, THAT if TRIANGLE or UNIVERSITY continues to perform its obligations and those of the Party whose assets have been placed in trust or receivership such that no harm results to SHIRE from the placement of such Party's assets in trust or receivership, this Agreement shall continue in full force and effect; or

           (d) the breach by UNIVERSITY or TRIANGLE of any material term of this Agreement.

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

     11.3 EXERCISE. SHIRE may exercise its right of termination by giving UNIVERSITY and TRIANGLE sixty (60) days' prior written notice of SHIRE's election to terminate, except with respect to failure by UNIVERSITY or TRIANGLE to make any payment required pursuant to this Agreement when due for which SHIRE may provide thirty (30) days prior written notice of its election to terminate. Any such notice shall include the basis for such termination. Upon the expiration of the applicable notice period, this Agreement shall automatically terminate unless UNIVERSITY and/or TRIANGLE has cured such breach or has initiated reasonable steps to cure the breach specified in such notice, in which case this Agreement shall automatically terminate if such breach has not been cured within a further thirty (30) days following the expiration of the applicable notice period. Such notice and termination shall not prejudice SHIRE's right to receive royalties or other sums due hereunder and shall not prejudice any cause of action or claim of SHIRE.

     11.4 FAILURE TO ENFORCE. The failure of SHIRE and its Affiliates, at any time, or for any period of time, to enforce any of the provisions of this Agreement, shall not be construed as a waiver of such provisions or as a waiver of the right of SHIRE and its Affiliates thereafter to enforce each and every such provision of this Agreement.

     11.5 TERMINATION BY UNIVERSITY AND TRIANGLE. Subject to their obligations under the 1996 TRIANGLE Agreement, and subject to ARTICLE 16 below, and PROVIDED THAT UNIVERSITY has provided to SHIRE the notice required in SECTION 11.6 and has exhausted the dispute resolution procedures of SECTION 15.1 and SHIRE has not cured the breach described in such notice within the time period specified in SECTION 11.6, UNIVERSITY shall have the right to terminate this Agreement upon the occurrence of any breach of a material term of this Agreement by SHIRE. For the avoidance of doubt, UNIVERSITY shall exercise any such right

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

to terminate this Agreement on behalf of itself and TRIANGLE and TRIANGLE shall have no separate right to terminate this Agreement by itself, whether for its own benefit or for the benefit of itself and UNIVERSITY.

     11.6 EXERCISE. UNIVERSITY may exercise its right of termination pursuant to SECTION 11.5 by giving SHIRE sixty (60) days' prior written notice of UNIVERSITY's election to terminate. The notice shall include the basis for such termination. Upon the expiration of such sixty (60) day period, this Agreement shall automatically terminate unless SHIRE has cured such breach or has initiated reasonable steps to cure the breach specified in such notice, in which case this Agreement shall automatically terminate if such breach has not been cured within a further thirty (30) days following the expiration of the notice period. Such notice of termination shall not prejudice any cause of action or claim of UNIVERSITY (or TRIANGLE) accrued or to accrue on account of any breach or default by SHIRE.

     11.7  EFFECT OF TERMINATION.

           (a) If this Agreement is terminated by SHIRE pursuant to
SECTION 11.2 and:

               (i) TRIANGLE is not in breach of the 1996 TRIANGLE Agreement, then SHIRE and TRIANGLE shall enter into an agreement on substantially the same terms and conditions as this Agreement; or

               (ii) If UNIVERSITY has entered into a sublicense agreement with a party other than TRIANGLE pursuant to ARTICLE 16, and such sublicensee is not in breach of its sublicense agreement, then SHIRE and such sublicensee shall enter into an agreement on substantially the same terms and conditions as in this Agreement.

           (b) Upon expiration or termination of this Agreement for any reason:

               (i) All rights and licenses granted by SHIRE and its Affiliates to UNIVERSITY and TRIANGLE under this Agreement shall automatically and immediately revert back to SHIRE and its Affiliates or shall terminate, except for those rights which are expressly stated to survive expiration or termination of this Agreement as set forth in SECTION 15.8;

               (ii) Each Party shall use its best efforts to return, and shall cause its Sublicensees to return, or at the Disclosing Party's direction, to destroy, all data, writings and other documents and tangible materials, including all Information, supplied by the Disclosing Party to such Party; and

               (iii) SECTION 11.7(a) shall apply if and to the extent such provision is applicable.

           (c) Expiration or termination of this Agreement for any reason shall not affect TRIANGLE's (and, if and as applicable pursuant to SECTION 3.1(b), UNIVERSITY's) obligation to pay royalties accruing to SHIRE and its Affiliates under the provisions of this Agreement while then in effect.

                             ARTICLE 12. ASSIGNMENT;
                       NO SEPARATE ACTION; JOINT LIABILITY

     This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Neither EMORY nor UGARF shall assign or sell its rights, liabilities or obligations under this Agreement or any part thereof without the prior written consent of SHIRE and any such purported assignment shall be void. TRIANGLE may not assign or sell its rights, liabilities or obligations under this Agreement or any part thereof without the prior written consent of SHIRE;

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except that TRIANGLE may, without consent, assign or sell its rights, liabilities or obligations under this Agreement: (a) in connection with the transfer or sale of all or substantially all of its business to which this Agreement pertains; (b) in the event of its merger or consolidation with another company; or (c) an Affiliate. Notwithstanding the foregoing, EMORY, UGARF and TRIANGLE may each only assign this Agreement if, simultaneously with such assignment, EMORY, UGARF or TRIANGLE, as applicable, also assigns to the same person the BCH-13520 Agreement; and PROVIDED, FURTHER, THAT any assignee of EMORY or UGARF, as applicable, will acquire the right to enforce the UNIVERSITY Patents and any assignee of TRIANGLE will acquire the right to enforce the TRIANGLE Patents. SHIRE and its Affiliates may assign any of its rights, liabilities or obligations hereunder upon thirty (30) days advanced written notice to UNIVERSITY and TRIANGLE; PROVIDED, THAT the assignee will acquire the right to enforce the SHIRE Patents and the BCH-13520 Patents. Any permitted assignee shall assume all obligations of its assignor under this Agreement. No assignment shall relieve any Party of responsibility for the performance of any accrued obligation which such Party has under this Agreement. EMORY and UGARF shall not act separately under this Agreement and EMORY and UGARF shall be jointly liable for their obligations under this Agreement.

                       ARTICLE 13. REGISTRATION OF LICENSE

     UNIVERSITY or TRIANGLE may register at UNIVERSITY's or TRIANGLE's expense, the license granted under this Agreement in any country of the Licensed Territory where the use, sale or manufacture of a Licensed Product in such country would be covered by a claim of a SHIRE Patent. Upon request by UNIVERSITY or TRIANGLE, SHIRE and its Affiliates agree promptly to execute any "short form" licenses submitted to it by UNIVERSITY or TRIANGLE, and reasonably acceptable to SHIRE, in order to effect the foregoing registration in such country.

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           ARTICLE 14. NOTIFICATION AND AUTHORIZATION UNDER DRUG PRICE
                   COMPETITION AND PATENT TERM RESTORATION ACT

     14.1 NOTICES RELATING TO THE ACT. SHIRE shall notify UNIVERSITY and TRIANGLE of: (a) the issuance of each U.S. patent included among the SHIRE Patents, giving the date of issue and patent number for each such patent; and
(b) each notice pertaining to any patent included among the SHIRE Patents which SHIRE or its relevant Affiliate receives as patent owner pursuant to the Drug Price Competition and Patent Term Restoration Act of 1984, as amended (hereinafter the "ACT"), including, notices pursuant to Sections 101 and 103 of the Act from persons who have filed an abbreviated NDA ("ANDA") or a "paper" NDA. Such notices shall be given promptly, but in any event within ten (10) days of SHIRE's notice of each such patent's date of issue or receipt of each such notice pursuant to the Act, whichever is applicable. SHIRE and its Affiliates hereby authorize TRIANGLE to submit to the U.S. Food and Drug Administration information concerning any SHIRE Patent that covers a Licensed Product for publication in the FDA publication entitled "Approved Drug Products with Therapeutic Equivalence Evaluations," commonly known as the "Orange Book," or any successor thereto, in connection with such Licensed Product.

     14.2 AUTHORIZATION RELATING TO PATENT TERM EXTENSION. SHIRE and its Affiliates hereby authorize UNIVERSITY or TRIANGLE: (a) to include in any NDA for a Licensed Product, as UNIVERSITY or TRIANGLE may deem appropriate under the Act, a list of patents included among the SHIRE Patents that relate to such Licensed Product and such other information as UNIVERSITY or TRIANGLE, in its or their reasonable discretion, believes is appropriate to be filed pursuant to the Act; and (b) subject to SHIRE's consent (which consent will not be unreasonably withheld or delayed), to exercise any rights that may be exercisable by SHIRE or its relevant Affiliate as patent owner under the Act to apply for an extension of the

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term of any patent included among the SHIRE Patents; PROVIDED, THAT, UNIVERSITY or TRIANGLE shall use its reasonable efforts to obtain an extension of the term of any patent included in the SHIRE Patents if such extension is available. In the event that applicable law in any other country of the Licensed Territory provides for the extension of the term of any patent included among the SHIRE Patents in such country, upon request by UNIVERSITY or TRIANGLE, SHIRE or its relevant Affiliate shall use its reasonable efforts to obtain such extension or, in lieu thereof, shall authorize UNIVERSITY or TRIANGLE to apply for such extensions in consultation with SHIRE; PROVIDED, THAT, UNIVERSITY or TRIANGLE shall exercise its reasonable efforts to obtain any such extension in such country upon receipt of authorization from SHIRE or its relevant Affiliate in accordance with this SECTION 14.2. SHIRE and its Affiliates agree to cooperate in the exercise of the authorization granted herein or which may be granted pursuant to this SECTION 14.2 and will execute such documents and take such additional action as UNIVERSITY or TRIANGLE may reasonably request in connection therewith.

                            ARTICLE 15. MISCELLANEOUS

     15.1  ARBITRATION.

           (a) The Parties shall initially attempt in good faith to resolve any significant controversy, claim, or dispute arising out of or relating to this Agreement or significant breach thereof or allegation of material breach under
ARTICLE 11, (hereinafter referred to as a "DISPUTE") through at least one face-to-face negotiation between senior executives of the rank of at least Vice President, or in the case of EMORY and/or UGARF, an officer of EMORY and/or UGARF of equivalent rank and with power to bind each of EMORY and/or UGARF, at the place of business of the Party of whom the meeting is first requested, or in the case of a meeting

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requested by EMORY and UGARF, at EMORY. If the Dispute is not resolved within thirty (30) business days (or such other period of time mutually agreed upon by the Parties) of commencing such face-to-face negotiations, or if the Party against which a claim has been asserted refuses to attend such negotiations or does not otherwise participate in such negotiations within thirty (30) business days (or such other period of time mutually agreed upon by the Parties) from the date of notice of a Dispute, then the Parties agree to submit the Dispute to arbitration conducted under the auspices of the American Arbitration Association pursuant to that organization's rules for commercial arbitration and according to the procedures set forth on EXHIBIT F attached hereto. Any arbitration initiated by UNIVERSITY or TRIANGLE shall be held in Montreal, Canada. Any arbitration initiated by SHIRE and its Affiliates shall be held in Atlanta, Georgia.

           (b) Nothing in this Agreement shall be deemed to prevent any Party from seeking preliminary injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of the Dispute.

     15.2 LEGAL COMPLIANCE. TRIANGLE shall comply with any and all applicable laws and regulations relating to the manufacture, use, sale, labeling or distribution of Licensed Products and shall not take any action which would cause any Party or any of their respective Affiliates, licensees or sublicensees to violate any applicable laws or regulations.

     15.3 INDEPENDENT CONTRACTOR. UNIVERSITY's and TRIANGLE's relationship to SHIRE and its Affiliates shall be that of a licensee or sublicensee only. No Party to this Agreement shall be, nor be deemed to be, an employee, agent, co-venturer or legal representative of any other Party for any purpose related to this Agreement. No Party shall have any authority to act for, or on behalf of, any other Party in any matter, nor to hold itself as having any right to

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do so. Persons retained by one Party as employees or agents shall not, by reason thereof, be deemed to be employees or agents of any other Party.

     15.4 PATENT MARKING. TRIANGLE shall, and shall ensure that its Sublicensees shall, mark Licensed Products Sold in the United States with United States patent numbers in accordance with United States law and that Licensed Products manufactured or Sold in other countries shall be marked in compliance with all applicable laws in such countries. The foregoing obligations shall be subject to size and space limitations.

     15.5 USE OF NAMES. Each Party shall obtain the prior written approval of any other Party prior to it, or any of its Affiliates, licensees or sublicensees, making use for any commercial purpose (including in any publicity release) of the name of such other Party, any of its Affiliates or any of its respective employees.

     15.6 GOVERNING LAW. This Agreement and all amendments, modifications, alterations, or supplements thereto, and the rights of the Parties hereunder, shall be construed under and governed by the laws of the United States of America and the State of New York (without regard to conflicts of laws provisions).

     15.7 ENTIRE AGREEMENT. This Agreement and the BCH-13520 Agreement constitute the entire agreement between the Parties with respect to the subject matter hereof, and supersede any prior understandings, agreements or representations by or between or among the Parties, written or oral (including, that certain Binding Material Terms Agreement between the Parties dated as of July 26, 2002), which may have related to the subject matter hereof in any way. This Agreement shall not be modified, amended or terminated, except as herein provided, or except by another agreement in writing executed by duly authorized officers of the Parties hereto.

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     15.8  SURVIVAL. ARTICLES 5, 9, 10 AND 12 and Sections 4.2, 4.3, 6.2,
6.3(a), 6.4(a), 11.7, 15.1, 15.5, 15.6, 15.8, 15.11 AND 15.12 shall survive expiration or termination of this Agreement for any reason. In addition to the foregoing Articles and Sections: (i) SECTION 6.4(b) shall survive termination of this Agreement by SHIRE pursuant to SECTION 11.2(d) (subject to any rights of UNIVERSITY and/or TRIANGLE to initiate any interference, opposition, revocation or other proceedings, or to induce, assist or direct any Third Party in challenging the validity, enforceability or patentability of any claims covering an Unlicensed Compound included in any patents and/or patent applications included in the SHIRE Patents pursuant to SECTION 6.4(c)); and (ii)
SECTION 6.3(b) shall survive termination of this Agreement by UNIVERSITY pursuant to SECTION 11.5.

     15.9 SEVERABILITY. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary so that they will not render this Agreement illegal, invalid or unenforceable. In the event that any provision of this Agreement shall be held to be unenforceable, invalid or in contravention of applicable laws, such provision or portion of a provision shall be of no effect, and the Parties shall negotiate in good faith to replace such provision with a provision which effects to the extent possible the original intent of such provision. In case such provisions cannot be agreed upon, the invalidity, unenforceability or illegality of one or several provisions of the Agreement shall not affect the validity of the Agreement as a whole, unless the invalid, enforceable or illegal provisions are of such essential importance to this Agreement that it is to be reasonably concluded that the Parties would not have entered into this Agreement without the invalid provisions.

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     15.10 FORCE MAJEURE. Any delays in, or failure of performance of any Party to this Agreement (other than any delay in, or failure of performance of, any payment obligation of UNIVERSITY and TRIANGLE under this Agreement), shall not constitute a default hereunder, or give rise to any claim for damages, if and to the extent caused by occurrences beyond the control of the Party affected, including, acts of God, strikes or other concerted acts of workmen, fires, floods, explosions, riots, war, rebellion, sabotage, acts of terrorism, acts of governmental authority or failure of governmental authority to issue licenses or approvals which may be required.

     15.11 ATTORNEYS' FEES. If any action at law, in equity or under
SECTION 15.1 of this Agreement is necessary to enforce or interpret the terms of this Agreement, the prevailing Party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements, in addition to any other relief to which the Party may be entitled.

     15.12 INTERPRETATION. This Agreement is executed in the English language. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any person. In this Agreement, the singular shall include the plural and vice versa and the words "INCLUDING" and "INCLUDES" shall be deemed to be followed by the phrase "WITHOUT LIMITATION."

     15.13 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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                     ARTICLE 16. SUBSTITUTION OF SUBLICENSEE

     16.1 SUBSTITUTIONS. In the event that the 1996 TRIANGLE Agreement is terminated and TRIANGLE ceases to be UNIVERSITY's sublicensee for any reason, then the following provisions shall apply to UNIVERSITY's substituting a different sublicensee for TRIANGLE:

           (a) UNIVERSITY shall promptly notify SHIRE of TRIANGLE's ceasing to be a sublicensee;

           (b) UNIVERSITY shall use its best efforts to identify to SHIRE in writing one or more potential sublicensees within six (6) months of TRIANGLE's ceasing to be a sublicensee. Any such potential sublicensees shall be commercially reasonable and shall have expertise and skill in the technical areas pertaining to the SHIRE Patents. In the event that UNIVERSITY fails to identify one or more potential sublicensees within such six (6) month period, SHIRE may, upon at least thirty (30) days' prior written notice, terminate this Agreement, unless within such notice period, UNIVERSITY identifies one or more potential sublicensees.

           (c) Within thirty (30) days of UNIVERSITY's identification of one or more potential sublicensees, SHIRE shall notify UNIVERSITY in writing of whether or not any of such sublicensees are acceptable. SHIRE shall not unreasonably withhold acceptance of such potential sublicensees and may only reject any such potential sublicensee if it does not meet the criteria set forth in the preceding SECTION 16.1(b). Should SHIRE reject any such potential sublicensee then it shall provide a detailed, written explanation for its bases for such rejection. If UNIVERSITY disputes any such rejection, the dispute shall be promptly resolved in accordance with the dispute resolution procedures set forth in SECTION 15.1. Should SHIRE reject all of the potential sublicensees proposed by UNIVERSITY, then UNIVERSITY shall have another six (6)

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months from the date of any notice of rejection by SHIRE (or, if SHIRE's rejection of such potential sublicensees is disputed by UNIVERSITY and SHIRE's rejection is affirmed following the dispute resolution procedures set forth in
SECTION 15.1, six (6) months from the date of resolution of any such dispute) within which to propose one or more alternative sublicensees that meet the criteria set forth in pursuant to SECTION 16.1(b); PROVIDED, THAT, if UNIVERSITY fails to identify any such potential sublicensees within such further six (6) month period, or if all of the alternative sublicensees proposed by UNIVERSITY within such further six (6) month period, are also rejected by SHIRE pursuant to this SECTION 16.1(c) and such rejections are not determined through the dispute resolution procedures of SECTION 15.1 to have been improperly made, SHIRE may, upon at least thirty (30) days prior written notice to UNIVERSITY, terminate this Agreement; PROVIDED, THAT, SHIRE shall not exercise any such right of termination until the resolution of a dispute (if any) pursuant to the dispute resolution procedures set forth in SECTION 15.1.

           (d) If SHIRE accepts any such potential sublicensee, then UNIVERSITY shall negotiate in good faith to enter into a sublicensing agreement with such approved sublicensee which sublicense agreement shall include terms and conditions at least as favorable to SHIRE and its Affiliates as SECTIONS *** and ARTICLES *** of this Agreement and SECTIONS *** of the BCH-13520 Agreement. In the event that UNIVERSITY and such approved sublicensee fail to execute a sublicensing agreement within one hundred and twenty (120) days of the date of SHIRE's notice approving such sublicensee, UNIVERSITY shall promptly notify SHIRE of such failure in writing and SHIRE may, upon at least thirty (30) days

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***  Portions of this page have been omitted pursuant to a request for
     Confidential Treatment and filed separately with the Commission.

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prior written notice to UNIVERSITY, terminate this Agreement, unless within such notice period, UNIVERSITY and the approved sublicensee execute a sublicense agreement as described in this SECTION 16.1(d). UNIVERSITY shall provide a copy of any such sublicense agreement within thirty (30) days of execution thereof.

                               ARTICLE 17. NOTICES

     All notices, statements and reports required to be given under this Agreement shall be in writing in the English language, shall be effective when received and shall be delivered in person or sent by mail, registered or certified, postage prepaid (return receipt requested), to the Parties at the following addresses:

         TO SHIRE BIOCHEM:           Shire Biochem Inc.
                                     275 Armand-Frappier Boulevard
                                     Laval, Quebec, H7V 4A7
                                     CANADA
                                     Attention: Shona McDiarmid
                                     Telephone: 450-978-7892
                                     Facsimile: 450-978-7994

         TO SHIRE PHARMACEUTICALS
         GROUP: Shire Pharmaceuticals Group plc Hampshire International Business Park Chineham, Basingstoke
                                     Hampshire RG24 8EP,
                                     UNITED KINGDOM
                                     Attention: General Counsel
                                     Telephone: +44-12-5689-4117
                                     Facsimile: +44-12-5689-4710

         TO EMORY:                   Emory University
                                     2009 Ridgewood Drive
                                     Atlanta, Georgia  30322
                                     USA
                                     Attention: Director, Office of Technology
                                                Transfer
                                     Telephone: 404-727-221
                                     Facsimile: 404-727-1271

                                       50
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         TO UGARF:         University of Georgia Research Foundation, Inc.
                           Boyd Graduate Studies Research Center, 6th Floor Athens, GA 30602-7411
                           USA
                           Attention:  Director, Technology
                                       Commercialization Office
                           Telephone: 706-583-0352
                           Facsimile: 706-542-3837

         TO TRIANGLE:      Triangle Pharmaceuticals, Inc.
                           4 University Place
                           4611 University Drive
                           Durham, NC 27707
                           USA
                           Attention: General Counsel
                           Telephone: 919-493-5980
                           Facsimile: 919-402-1192

Any Party hereto may change the address to which notices to such Party are to be sent by giving notice to the other Parties at the address and in the manner provided above. Any notice may be given, in addition to the manner set forth above, by facsimile, PROVIDED, THAT the Party giving such notice obtains acknowledgment by facsimile that such notice has been received by the Parties to be notified. Notice made in this manner shall be deemed to have been given when such acknowledgment has been transmitted.


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     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

EMORY UNIVERSITY                                UNIVERSITY OF GEORGIA RESEARCH
                                                FOUNDATION, INC.

By:    /s/ Mary L. Severson, PhD., JD           By:    /s/ Robert R. Fincher
       ------------------------------                  ---------------------

Name:  Mary L. Severson, PhD., JD               Name:  Robert R. Fincher

Title: Assistant Vice President and Director    Title: Chief Licensing Officer
       Office of Technology Transfer


TRIANGLE PHARMACEUTICALS, INC.

By:    /s/ R. Andrew Finkle
       --------------------

Name:  R. Andrew Finkle

Title: Executive Vice President


SHIRE BIOCHEM INC.                              SHIRE PHARMACEUTICALS GROUP PLC

By:    /s/ Joseph Rus                           By:    /s/ Shona McDiarmid
       --------------                                  -------------------

Name:  Joseph Rus                               Name:  Shona McDiarmid

Title: President and CEO                        Title: Vice President,
                                                       Intellectual Property

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